Item 77Q (1)(e) - Copies of any new or amended investment advisory contracts

Investment Advisory Agreement between Tweedy, Browne Fund Inc. (the "Company"), a Maryland corporation, and Tweedy, Browne Company LLC (the "Adviser"), a Delaware limited liability company, is herein incorporated by reference to Post Effective Amendment No. 28 to the Registration Statement on Form N-1A (No. 33-57724) as filed with the U.S. Securities and Exchange Commission on October 23, 2009.